                                      SCHEDULE 14C
                                     (Rule 14c-101)

                     INFORMATION REQUIRED IN INFORMATION STATEMENT

                                SCHEDULE 14C INFORMATION

           Information Statement Pursuant To Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No.      )

Check the appropriate box:

/   / Preliminary information statement     /   / Confidential, for use of the
                                                  Commission only (as permitted
                                                  by Rule 14c-5(d)(2))
/ X / Definitive information statement

                                        PUBCO CORPORATION
                          (Name of Registrant as Specified in Its Charter)

      Payment of Filing Fee (Check the appropriate box):

      / X / No fee required.

      /   / Fee computed on table below per Exchange Act
            Rules 14c-5(g) and O-11.

      (1)   Title of each class of securities to which transaction applies:


      (2)   Aggregate number of securities to which transaction applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


      (4)   Proposed maximum aggregate value of transaction:


      (5)   Total fee paid:

      /   / Fee paid previously with preliminary materials.

      /   / Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)     Amount Previously Paid:

        (2)     Form, Schedule or Registration Statement No.:

        (3)     Filing Party:

        (4)     Date Filed:

                      P U B C O   C O R P O R A T I O N

                              3830 Kelley Avenue
                            Cleveland, Ohio  44114




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                                 July 24, 1997



    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Pubco Corporation (the "Company") will be held at the Ramada Inn, I-295 and Route 13 North, New Castle, Delaware 19720 on July 24, 1997, at 11:00 A.M. Eastern Time to consider and act upon the following:

         1. Election of a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified.

         2.   Such other matters as may properly come before the Meeting.

    Stockholders of record of the Company's Common Stock and Class B Stock at the close of business on June 25, 1997, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the Meeting or at any adjournment thereof.

                                    By Order of the Board of Directors


                                            Stephen R. Kalette
                                               Secretary


Cleveland, Ohio
June 27, 1997






                      SEE INFORMATION STATEMENT ENCLOSED

                      P U B C O   C O R P O R A T I O N

                              3830 Kelley Avenue
                            Cleveland, Ohio  44114



                            INFORMATION STATEMENT



                        ANNUAL MEETING OF STOCKHOLDERS
                                July 24, 1997

                                                                June 27, 1997

Matters to be Considered at the Meeting

    This Information Statement is furnished by Pubco Corporation, a Delaware corporation (the "Company"), for the Annual Meeting of Stockholders to be held July 24, 1997, and at all adjournments thereof (the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The Company's Annual Report for the year ended December 31, 1996 is being mailed together with this Information Statement on or about
June 30, 1997. Stockholders of record as of the close of business on June 25, 1997 (the "Record Date") are entitled to notice of and to vote at the Meeting.

    The only business which the Board of Directors intends to present or knows that others will present at the Meeting is as set forth in the attached Notice of Annual Meeting of Stockholders.

Voting

    Holders of record at the close of business on the Record Date of the Company's issued and outstanding Common Stock, par value $.01 per share ("Common Stock"), will be entitled to one vote for each share held and holders of record at the close of business on the Record Date of the Company's Class B Stock, par value $.01 per share ("Class B Stock"), will be entitled to 10 votes for each share held. As of May 30, 1997, the Company had 3,197,633 shares of Common Stock outstanding and 554,840 shares of Class B Stock outstanding.

    A stockholder who has indicated his intention to vote for the three nominees for the Board of Directors named herein beneficially owns shares entitled to approximately 82% of all possible votes in such election, thereby assuring election of the three nominees.



                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth as of May 30, 1997 (i) the number of shares of the Company's stock owned, directly or indirectly, by each Director of the Company and by all Directors and officers as a group, and (ii) the number of shares of the Company's stock held by each person who was known by the Company to beneficially own more than 5% of the Company's stock:

                               Common Stock                    Class B Stock         Aggregate
                      Amount and Nature               Amount and Nature              Percent of
                        of Beneficial    Percent of     of Beneficial    Percent of    Voting
Name of Holder         Ownership (1)(2)     Class      Ownership (1)(2)     Class      Power

Glenn E. Corlett                  --         --                  --           --         --
Stephen R. Kalette               166          *              13,759          2.5        1.6
Robert H. Kanner           2,066,894       64.5             514,044         92.6       82.4
William A. Dillingham          3,725          *                  --           --         --
Leo L. Matthews (3)               --         --                  --           --         --

   3830 Kelley Avenue
   Cleveland, Ohio 44114

All Directors and
  officers as a group      2,070,785       64.8             527,903         95.1       84.0
  (6 persons)

* indicates less than 1%.

(1) Each owner has sole voting and investment power with respect to the shares beneficially owned by him.

(2) Class B Stock is convertible into Common Stock on a share for share basis. Therefore, ownership of Class B Stock may also be deemed to be beneficial ownership of the same number of shares of Common Stock.

(3) Mr. Matthews owns approximately 3.6% of the Common Stock of the Company's Allied Construction Products, Inc. subsidiary ("Allied").

                         ELECTION OF DIRECTORS

    Three Directors are to be elected for the ensuing year to hold office until the next Annual Meeting of Stockholders and until their successors are elected and shall qualify. Mr. Kanner and Mr. Kalette were elected to the Board of Directors at the 1995 Annual Meeting of Stockholders.
Mr. Corlett was appointed in 1997 by the Board to fill the vacancy created by the death of Stanley R. Browne in 1996. Election as a Director requires the favorable vote of the majority of the votes of the Common Stock and Class B Stock (voting together as a single class) voting at the election of Directors.

Information Concerning Nominees

Name, Age and Position                    Principal Occupation
with the Company                          During Last Five Years


Glenn E. Corlett           Effective July 1, 1997, Mr. Corlett will become the
  53, Director since       Dean of the College of Business at Ohio University
  1997, Member of the      in Athens, Ohio.  Between November, 1996 and June,
  Audit Committee          1997, Mr. Corlett was an independendent business
                           consultant in Cleveland, Ohio. For more than five years prior to November, 1996, Mr. Corlett was the Executive Vice President and Chief Operating
                           Officer of N. W. Ayer, Incorporated, a New York
                           City-based advertising agency he joined in 1990.

Stephen R. Kalette         Director and executive officer of the Company since
  47, Director since       April, 1984.
  1983, Vice President,
  Administration, General
  Counsel & Secretary

Robert H. Kanner           Director and executive officer of the Company since
  49, Director since       December, 1983; Director of Riser Foods, Inc., a
  1983, Chairman,          grocery wholesaler and retailer, and CleveTrust
  President & CEO          Realty Investors, which invests in real estate.


Board of Directors

    The Board of Directors establishes broad corporate policies which are carried out by the officers of the Company who are responsible for day-to-day operations. In 1996, the Board held two meetings and took action by unanimous written consent on six other occasion. No Director was absent during the year from any of the meetings of the Board of Directors or of any of the committees of the Board on which he served. Stanley R. Browne, a director of the Company since 1973, died in June 1996 creating a vacancy on the Board which was filled by the appointment of Glenn E. Corlett in February, 1997.

Committees of the Board of Directors

    The Company has a standing Audit Committee. The Audit Committee, which met once in 1996, consists of the Director not otherwise employed by the Company. The Audit Committee (i) reviews the internal controls of the Company and its financial reporting; (ii) meets with the Treasurer and such other officers as it, from time to time, deems necessary; (iii) meets with the Company's independent public accountants and reviews the scope and results of auditing procedures, the degree of such auditors' independence, audit and non-audit fees charged by such accountants, and the adequacy of the Company's internal accounting controls; and (iv) recommends to the Board the appointment of the independent accountants.

Compensation of Directors

    The Company pays its outside Director an annual fee of $15,000, payable monthly. The Company also reimburses its Directors for any expense reasonably incurred while performing services for the Company. Directors who are employees of the Company or otherwise receive compensation from the Company do not receive any fee for acting as Directors of the Company.

Other Executive Officers

    William A. Dillingham, age 54, has been President of Buckeye for more than the past five years.

    Leo L. Matthews, age 57, has been President of Allied since it was acquired in March, 1993. Between 1987 and 1993, Mr. Matthews provided consulting services in strategic planning, marketing, management and finance.

Certain Transactions

    On June 27, 1996, the Company completed its previously announced combination with Bobbie Brooks, Incorporated ("Brooks") and Aspen Imaging International, Inc. ("Aspen").

    Brooks merged into the Company as of the close of business on June 27, 1996 and its Common Stock was converted into the Company's Common Stock on the basis of one share of the Company's Common Stock for each six shares of Brooks Common Stock owned.

    Also on June 27, 1996, after the merger of Brooks, the Company acquired all of the assets of Aspen in exchange for Company Common Stock. Aspen liquidated and its stockholders received one share of the Company's Common Stock for each seven shares of Aspen Common Stock owned by them.

    As a result of these transactions, the Company issued approximately 290,746 shares of its Common Stock to the Brooks and Aspen stockholders, other than the Company.

    The Company leases a general purpose 312,000 square foot building in Cleveland, Ohio (the "Building") on a triple net basis. The premises are used for executive and administrative facilities, Buckeye's manufacturing and administrative operations and Allied's manufacturing and administrative operations. The Company subleases a portion of the building to an unrelated party. The annual rental for the Building is approximately $548,700. The Partnership that owns the Building is 80% owned and controlled by Mr. Kanner. Mr. Dillingham, Mr. Kalette and five other individuals have a minority interest in the Partnership.

    Mr. Kanner made loans to Buckeye attributable to pre-1994 operations. During 1996, the final $289,000 of these loans were repaid. Until repaid, these loans bore interest at 2% above the base lending rate charged by the Company's lending bank.

                           MANAGEMENT COMPENSATION


Summary Compensation Table

     The following table discloses compensation paid or accrued, during each of the Company's last three fiscal years, to the Company's Chief Executive Officer and to its other executive officers.

                                                                 Long-Term Compensation
                                  Annual Compensation                Awards        Payouts
      Name and                                  Other Annual  Restricted            LTIP     All Other
      Principal                        Bonus    Compensation  Stock       Options  Payouts  Compensation
      Position        Year  Salary($)    ($)         ($)       Awards ($)  SARs(#)   ($)         ($)
Robert H. Kanner(1)(11)
     Chairman, CEO,   1996  $525,000      ---     $64,917(2)       ---       ---      ---   $185,560(3,4)
     President &      1995   525,000      ---      59,836          ---       ---      ---    188,973
     CFO              1994   525,000      ---      56,145          ---       ---      ---    190,420

Stephen R. Kalette(11)
     VP-Admin.,       1996  $330,000      ---     $25,022(5)       ---       ---      ---   $ 35,076(4)
     General Counsel  1995   330,000      ---      25,776          ---       ---      ---     35,815
     & Secretary      1994   330,000      ---      22,958          ---       ---      ---     35,640

William A. Dillingham(6)(11)
     President of     1996  $450,000      ---     $ 7,284(6)       ---       ---      ---   $ 30,000(7)
     Buckeye Division 1995   450,000      ---       5,946          ---       ---      ---     30,000
                      1994   450,000      ---       6,105          ---       ---      ---     30,000

Leo L. Matthews(8)
     President of     1996  $120,000   $ 85,055   $ 5,459(9)       ---       ---      ---   $  7,200(10)
     Allied           1995   120,000     10,000     4,817          ---       ---      ---      7,200
                      1994   120,000     22,000     6,314          ---       ---      ---      3,600

(1)  Mr. Kanner deferred his entire Salary for each of the years reported under the terms of deferred compensation plans established for his benefit.  The amounts reported for each year are the amounts deferred for that year.  As compensation is earned by Mr. Kanner, it is paid by the Company to deferred compensation trusts.  These amounts are being be distributed to Mr. Kanner by the trusts in accordance with the terms of the deferred compensation plans.

(2)  Of the amount shown in the table, $61,370 in 1996, $55,870 in 1995, and $50,870 in 1994 represents the premiums on life insurance paid for by the Company on Mr. Kanner's life, and for which the
     Company is not a beneficiary; and $3,547 in 1996, $3,966 in 1995 and $5,275 in 1994 represents the cost of providing Mr. Kanner with use of an automobile during the year.

(3)  Of the amount reflected, $127,900 in 1996, $130,100 in 1995 and $132,100 in 1994 represents a payment by the Company toward the premium on split dollar life insurance on Mr. Kanner's life and for which the Company is not the beneficiary.  The amounts will be repaid to the Company out of the death proceeds from such policy.

(4)  In 1988, the Company adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability
     of the participant and benefits are subject to a restrictive vesting schedule.  $57,660 in 1996, $58,873 in 1995 and $58,320 in 1994 of the amounts shown in the table for Mr.
     Kanner and all of the amounts shown in the table for Mr. Kalette are amounts contributed to such plan for the benefit of such executive officers with respect to the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(5)  Of the amount shown in the table, $21,396 in 1996, $20,546 in 1995 and $19,076 in 1994 represents the premiums on life insurance paid for by the Company on Mr. Kalette's life, and for which the Company is not a beneficiary; and $3,154 in 1996, $4,023 in 1995 and
     $3,883 in 1994 represents the cost of providing Mr. Kalette with use of an automobile during the year.

(6)  All of the amounts shown as paid to or for Mr. Dillingham were paid by Buckeye.  Of the amount shown in the table, $3,535 in 1996, $3,205 in 1995 and $2,955 in 1994 represents the premiums on life insurance paid for by Buckeye on Mr. Dillingham's life, and for which Buckeye is not a beneficiary; and $3,749 in 1996, $2,741 in 1995 and $3,150 in
     1994 represents the cost of providing Mr. Dillingham with use of an automobile during the year.

(7)  In 1988, Buckeye adopted a non-qualified plan to provide retirement benefits for executive officers and other key employees.  The plan provides benefits upon retirement, death or disability of the participant and benefits are subject to a restrictive vesting schedule.  All of the amount shown in the table for Mr. Dillingham are amounts contributed to such plan for the benefit of such executive officer with respect to the years noted.  Vesting of benefits under the plan is phased in over 20 years and only a portion of the amount contributed for each year has fully vested.

(8)  All of the amounts shown as paid to or for Mr. Matthews were paid by Allied.  Mr.
     Matthews has an employment agreement with Allied providing for a minimum $120,000 per year base salary; a share of Allied's earnings in excess of its operating plan earnings, if any, and discretionary bonuses (as were paid in 1995 and 1994).

(9)  Of the amount shown in the table, $1,710 in 1996, $1,710 in 1995 and $1,710 in 1994 represents the premiums on life insurance paid for by Allied on Mr. Matthew's life, and for which Allied is not a beneficiary; and $3,749 in 1996, $3,107 in 1995 and $4,604 in
     1994 represents the cost of providing Mr. Matthews with use of an automobile during that year.

(10) In 1993, Allied adopted a 401-K plan to provide retirement benefits for Allied's employees, including officers.  Participating employees make voluntary contributions to
     the Plan, a portion of which Allied matches.   All of the amount shown in the table for
     Mr. Matthews was contributed by Allied to such plan.  Vesting of benefits under the plan is phased in over three years.

(11) Effective March 1, 1997, the Company adopted a 401K plan for certain of its employees.
     Executive Officers of the Company are eligible to participate.  The Company will match up to $1,000 of amounts contributed to the plan.

Unless covered by an employment agreement with the Company, officers serve for one year terms or until their respective successors are duly elected and qualified.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As Directors of the Company, Mr. Kanner and Mr. Kalette participate in Board of Directors' deliberations and decisions concerning executive officer compensation. Mr. Kanner and Mr. Kalette are executive officers of the Company.

    The Statement of the Board of Directors Regarding Executive Compensation and the Stock Performance Charts which follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Information Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                   STATEMENT OF THE BOARD OF DIRECTORS
                     REGARDING EXECUTIVE COMPENSATION

    The compensation of the Company's executive officers is not, as a matter of course, directly determined by Company performance through objective criteria; although Mr. Matthews' employment arrangement includes participation in a bonus pool related to the performance of Allied and Mr. Matthews' compensation may include discretionary bonuses as in 1995 and 1994.

    Several years ago the Board set Mr. Kanner's and Mr. Kalette's compensation at levels it determined were appropriate based upon the nature of their respective responsibilities and their willingness to work for the Company at such compensation levels. The Board did not formally review Mr. Kanner's or Mr. Kalette's compensation for 1996 and their compensation is expected to remain the same until further review by each of them and the other Directors. Future adjustment to Mr. Kanner's and Mr. Kalette's compensation, if any, would be based upon a change in their respective levels of responsibilities and the size and scope of the Company's operations.


                                            Robert H. Kanner

                                            Stephen R. Kalette

                                            Glenn E. Corlett

                         STOCK PERFORMANCE CHART

   The following chart is a comparison of the Cumulative Total Return on the Company's Common Stock over the five year period ending December 31, 1996, with the Cumulative Total Return on the Center for Research in Security Prices ("CRSP") Index for Nasdaq Stock Market (US Companies) and a self-determined peer group.
"  Date  "  " Company"  " Market" " Market" "   Peer" "Peer "
"        "  " Index  "  " Index " " Count " "  Index" "Count"
"12/31/91",   100.000,   100.000,    3939,   100.000,      7
"01/31/92",   106.667,   105.848,    3952,   105.128,      7
"02/28/92",   104.444,   108.246,    3956,   112.422,      7
"03/31/92",    78.889,   103.137,    3968,   112.256,      7
"04/30/92",   100.000,    98.715,    3967,   107.961,      7
"05/29/92",    95.556,    99.997,    3955,   106.414,      7
"06/30/92",    86.667,    96.088,    3935,    95.860,      7
"07/31/92",    97.778,    99.491,    3899,    98.273,      7
"08/31/92",   106.667,    96.450,    3880,    94.260,      7
"09/30/92",   100.000,   100.035,    3878,    96.346,      7
"10/30/92",    97.778,   103.975,    3890,    95.275,      7
"11/30/92",    94.444,   112.250,    3906,    99.926,      7
"12/31/92",    91.111,   116.382,    3930,   102.981,      7
"01/29/93",   102.222,   119.695,    3918,   105.549,      7
"02/26/93",    93.333,   115.230,    3949,   109.353,      7
"03/31/93",    97.778,   118.564,    3973,   108.095,      7
"04/30/93",   101.111,   113.504,    4007,   107.508,      7
"05/28/93",    95.556,   120.285,    4035,   110.148,      7
"06/30/93",    84.444,   120.841,    4071,   108.635,      7
"07/30/93",    80.000,   120.984,    4103,   111.647,      7
"08/31/93",    93.333,   127.237,    4138,   120.034,      7
"09/30/93",   111.111,   131.026,    4173,   120.253,      7
"10/29/93",    97.778,   133.971,    4221,   123.344,      7
"11/30/93",    93.333,   129.976,    4304,   121.348,      7
"12/31/93",    95.556,   133.599,    4376,   126.294,      7
"01/31/94",   100.000,   137.655,    4400,   125.385,      7
"02/28/94",    93.333,   136.370,    4439,   122.309,      7
"03/31/94",   102.222,   127.984,    4491,   116.218,      7
"04/29/94",    96.667,   126.324,    4520,   112.372,      7
"05/31/94",    95.556,   126.632,    4562,   113.840,      7
"06/30/94",    94.444,   122.001,    4576,   110.785,      7
"07/29/94",    88.889,   124.503,    4594,   114.736,      7
"08/31/94",    94.444,   132.441,    4612,   121.880,      7
"09/30/94",   102.222,   132.102,    4615,   113.358,      7
"10/31/94",    88.889,   134.698,    4637,   113.229,      7
"11/30/94",    95.556,   130.230,    4653,   105.957,      7
"12/30/94",    97.778,   130.595,    4658,   109.677,      7
"01/31/95",    84.444,   131.327,    4648,   111.062,      7
"02/28/95",    91.111,   138.273,    4650,   115.622,      7
"03/31/95",    97.778,   142.370,    4644,   120.671,      7
"04/28/95",    88.889,   146.853,    4655,   124.172,      7
"05/31/95",    88.889,   150.640,    4654,   130.468,      7
"06/30/95",    80.000,   162.847,    4671,   131.953,      7
"07/31/95",    97.778,   174.817,    4690,   142.480,      7
"08/31/95",    95.556,   178.360,    4713,   139.027,      7
"09/29/95",    97.778,   182.461,    4709,   139.582,      7
"10/31/95",   102.222,   181.416,    4746,   136.259,      7
"11/30/95",   106.667,   185.676,    4778,   141.799,      7
"12/29/95",   106.667,   184.688,    4818,   139.903,      7
"01/31/96",   114.444,   185.590,    4808,   146.970,      7
"02/29/96",   122.222,   192.663,    4838,   153.145,      7
"03/29/96",   117.778,   193.304,    4877,   152.989,      7
"04/30/96",   137.778,   209.343,    4922,   159.507,      7
"05/31/96",   144.445,   218.957,    4980,   164.885,      7
"06/28/96",   148.889,   209.084,    5033,   165.931,      7
"07/31/96",   135.556,   190.461,    5065,   160.332,      7
"08/30/96",   140.000,   201.131,    5089,   161.158,      7
"09/30/96",   140.000,   216.515,    5095,   175.057,      7
"10/31/96",   140.000,   214.123,    5137,   167.943,      7
"11/29/96",   144.445,   227.364,    5177,   184.241,      7
"12/31/96",   131.111,   227.127,    5174,   178.047,      7

                          INDEPENDENT AUDITORS

    Ernst & Young LLP was the Company's independent auditor for the fiscal year 1996. The Company has been advised by Ernst & Young that neither the firm nor any of its associates has any relationship with the Company or any affiliate of the Company other than the usual relationship that exists between independent auditor and client. A representative of that firm might be present at the Meeting, will have an opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions from stockholders.


                        By Order of the Board of Directors


                                Stephen R. Kalette
                                    Secretary








                            FORM 10-K REPORT

    IN ADDITION TO ITS ANNUAL REPORT TO STOCKHOLDERS, THE COMPANY FILES AN ANNUAL REPORT WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K. STOCKHOLDERS MAY OBTAIN A COPY WITHOUT EXHIBITS WITHOUT CHARGE BY WRITING TO THE COMPANY, ATTENTION: STEPHEN R. KALETTE, SECRETARY, PUBCO CORPORATION, 3830 KELLEY AVENUE, CLEVELAND, OHIO 44114. COPIES OF EXHIBITS MAY BE OBTAINED AT $0.25 PER PAGE TO COVER THE COMPANY'S COSTS IN FURNISHING SUCH COPIES.